Exhibit 10.2
RELEASE AND CONSULTING AGREEMENT
     This Release and Consulting Agreement (the “Agreement”) is entered into by and between Charles Lesser (hereinafter “Lesser”), on the one hand and True Religion Apparel, Inc. and Guru Denim, Inc., on the other hand (hereinafter collectively referred to as the “Company”).
Recitals
     A. WHEREAS, Lesser was employed by the Company as its Chief Financial Officer pursuant to an Employment Agreement dated January 4, 2006 between Lesser and the Company, as modified on May 31, 2006 (the “Employment Agreement”);
     B. WHEREAS, Lesser and the Company have decided to end the employment relationship between them, effective March 26, 2007;
     C. WHEREAS, Lesser has offered to provide full-time consulting services to the Company for the period of up to September 26, 2007 and thereafter to provide consulting services on an as needed basis only; and
     D. WHEREAS, the Company has agreed to accept Lesser’s offer to provide consulting services to the Company on the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the covenants and promises contained in this Agreement and other good and valuable consideration, it is hereby agreed among the parties as follows:
Agreement
     1. Separation of Employment/Termination of Agreements.
          (a) Effective March 26, 2007 (the “Separation Date”), Lesser shall no longer be employed by the Company in any capacity, nor shall he serve the Company as an officer or director and the Employment Agreement shall terminate and be of no further force or effect. On the Separation Date, the Company shall pay Lesser any accrued but unpaid salary through the Separation Date, any accrued but unpaid vacation through the Separation Date in accordance with the Company’s vacation policy and any unreimbursed business expenses incurred on or prior to the Separation Date, subject to submission by Lesser of documentation in accordance with the Company’s reimbursement policy no later than ten business days after the Separation Date.
          (b) Except for this Agreement, the Proprietary Information and Inventions Agreement signed by Lesser on March 6, 2006 (the “NDA”), the Stock Issuance Agreement (defined below), and that certain Indemnification Agreement dated August 18, 2005 (the “Indemnification Agreement”), all other agreements between the Company and Lesser, including, without limitation, the Employment Agreement, shall terminate and be of no further force or effect as of the Separation Date.
     2. Consulting Arrangement. Provided that Lesser executes this Agreement and does not revoke this Agreement as set forth in Paragraph 14 below, the Company shall retain Lesser as a consultant in the manner and for the period of time set forth in Paragraphs 3 and 4, below.
     3. Term of Consulting Arrangement. The Company shall retain Lesser as a full-time consultant from the Separation Date until September 26, 2007, unless sooner terminated pursuant to this

Paragraph 3 (the “Consulting Period”). The Consulting Period may be terminated by the Company by written notice to Lesser in the event of a breach of any of the terms of this Agreement by Lesser. All of the Company’s obligations to Lesser hereunder shall immediately cease upon written notice to Lesser of his breach of any of the terms of this Agreement. Notwithstanding the foregoing, it is understood and agreed that Lesser will be required to serve jury duty in April and will be taking a two week vacation in June (the dates for which he will provide the Company with reasonable prior notice), and his absence from his duties hereunder during such time periods shall not be considered a breach of this Agreement.
     4. Scope of Consultant Duties. During the Consulting Period, Lesser shall make himself available to the Company, on a full time basis not to exceed forty (40) hours per week, to consult and perform tasks as requested by the Company. During the Consulting Period, Lesser shall report to the Company’s President, Michael Buckley. During the Consulting Period, Lesser shall provide his services exclusively to the Company and shall not provide services of any nature to any other person or entity without the Company’s prior written consent.
     5. Consulting Fee. In exchange for Lesser’s agreement to provide consulting services in accordance with this Agreement and in further consideration for Lesser’s other promises and covenants herein, the Company shall pay a consulting fee to Lesser of $20,833.33 per month, during the Consulting Period, in accordance with the Company’s normal practices. The payments set forth in this Paragraph 5 shall be referred to as the “Consulting Fee”. During the Consulting Period, Lesser shall be treated as an independent contractor and the Company shall not withhold amounts for taxes from the Consulting Fee. The Consulting Fee shall be payable to Lesser hereunder regardless of the level of services for which the Company utilizes Lesser hereunder. In addition, the Consulting Fee shall be paid for the full Consulting Period if Lesser should die or become permanently disabled during the Consulting Period and this Agreement shall not have been terminated prior to his death or disability.
     6. Equity Awards/No Accrual of Other Benefits.
          (a) During the term of his employment with the Company, Lesser was granted shares of restricted stock, of which 15,000 shares remain unvested and subject to a right of forfeiture (the “Restricted Stock”). The grants were made pursuant and subject to the terms and conditions of the Company’s 2005 Equity Incentive Plan (as amended, the “Plan”), copies of which plans were previously provided to Lesser. The Restricted Stock grant was made pursuant to a Stock Issuance Agreement dated January 4, , 2006 (the “Stock Issuance Agreement”).
          (b) The Company and Lesser agree that pursuant to the terms of the Plan, during the Consulting Period, the Restricted Stock shall continue to vest in accordance with the original vesting schedule in the Stock Issuance Agreement. Upon the termination, if any, of the Consulting Period prior to September 26, 2007, the Restricted Stock shall cease to vest and the Stock Issuance Agreements shall terminate in full.
          (c) Provided that Lesser executes this Agreement (and does not revoke it) and provided that Lesser abides by all of the terms herein, specifically including but not limited to Paragraphs 19, 21 and 22, and provided that the Company has not terminated the Consulting Period prior to September 26, 2007 as a result of Lesser’s breach of this Agreement, then all of Lesser’s outstanding stock options, restricted stock and other equity awards granted to Lesser under any of the Company’s equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall be modified to reflect an additional twelve (12) months of vesting. Thereafter, the Stock Issuance Agreements shall terminate.
          (d) Lesser acknowledges and agrees that except as set forth in this Paragraph 6, he is not entitled to, nor shall he make any claim for, any other equity interest in the Company of any type whatsoever, including, but not limited to, any other stock option, any shares of any class or series of capital stock in the Company or any security of the Company. Lesser further acknowledges and agrees that he waives any claim of right to any other equity interest in the Company not specifically set forth in this Paragraph 6.
          (e) Lesser agrees, to the maximum extent allowed by law: (i) that he shall be solely liable for and shall pay any and all taxes, costs, interest, assessments, penalties, damages, attorney’s fees or other losses to which he is or may be subject by reason of the payments by the Company to him identified in Paragraph 5 of this Agreement, and by reason of the equity interest identified in Paragraph 6 of this Agreement; (ii) to indemnify and hold the Company Releasees (defined below) harmless from any and all taxes, costs, assessment, interest, penalties, damages, attorney’s fees or other losses to which the Company Releasees, or any of them, are or may be subject by reason of such payments, interest, reimbursements and/or loans, including, but not limited to, any claim or claims against the Company Releasees, for failure to withhold or under withholding of taxes; (iii) not to seek or make any claim or claims against the Company Releasees, or any of them, for contribution, indemnity, compensation, recompense, damages, taxes, costs, interest, penalties, attorneys’ fees or other losses, if a determination is made that withholdings should have been made from any payments to Lesser; and (iv) to assume responsibility for contesting and defending any claim or assertion that withholding should have been made from any payment or other interest provided, or that the Company Releasees, or any of them, owe taxes thereon for any reason, and to cooperate fully in the defense of any such claim or claims which is/are brought against the Company Releases, or any of them.
     7. Further Consideration For Lesser’s Agreement Hereunder. Provided that Lesser executes this Agreement (and does not revoke it), and provided that Lesser abides by all of the terms herein, specifically including but not limited to Paragraphs 19, 21 and 22, and provided that the Company has not terminated the Consulting Period prior to its expiration as a result of Lesser’s breach of this Agreement, then the Company shall provide Lesser with the following:
          (a) A lump sum amount equal to $340,000. This lump sum shall be paid on September 26, 2007, assuming that Lesser’s service as a consultant hereunder has continued through that date.
          (b) Payment of COBRA continuation coverage for Lesser and Lesser’s eligible family members beginning March 26, 2007 and ending September 26, 2008, provided however that should Lesser become re-employed with another employer and become eligible to receive group health insurance coverage under another employer’s plan(s), Lesser must immediately report said coverage to the Company and the Company’s obligations under this Paragraph 7(b) shall immediately terminate.
     8. Release of Known and Unknown Claims by Lesser.
          (a) In exchange for the agreements contained herein, Lesser agrees unconditionally and forever to release and discharge the Company and its affiliated, related, parent and subsidiary corporations, as well as their respective attorneys, agents, representatives, partners, joint ventures, successors, assigns, insurers, employees, officers, and directors (“Company Releasees”) from any and all claims, suits, rights, actions, complaints, demands, agreements, contracts, causes of action, and liabilities of any kind or nature which he may now have, or ever have, whether known or unknown, including any claims, causes of action or demands of any nature arising out of or in any way relating to his employment with, or separation from the Company on or before the date of the execution of this Agreement.

          (b) This release specifically includes, but is not limited to, any claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; assault and battery (sexual or otherwise); invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, severance pay, attorneys’ fees, or other compensation of any sort; retaliation, discrimination or harassment on the basis of age, race, color, sex, gender, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other protected category; any claim under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act; the California Fair Employment and Housing Act; Sarbanes-Oxley, or Section 1981 of Title 42 of the United States Code; violation of COBRA; violation of any safety and health laws, statutes or regulations; violation of ERISA; violation of the Internal Revenue Code; or any other wrongful conduct, based upon events occurring prior to the date of execution of this Agreement.
          (c) Lesser acknowledges that he may hereafter discover facts different from or in addition to those he now knows or believes to be true with respect to the claims, suits, rights, actions, complaints, demands, agreements, contracts, causes of action, and liabilities of any nature whatsoever that are the subject of the release set forth in this Agreement, and Lesser expressly agrees to assume the risk of the possible discovery of additional or different facts, and agrees that this Agreement shall be and remain effective in all respects regardless of such additional or different facts.
          (d) Lesser further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:
     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
          (e) Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Company Releasees, Lesser expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which Lesser does not know or suspect to exist in his favor against the Company Releasees, or any of them, at the moment of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.
          (f) This release of known and unknown claims shall be construed as broadly as possible under applicable law but shall not include any claim for indemnification under California Labor Code Section 2802 or California Corporations Code Section 317 or any other claim the release of which would violate California or federal statutory law or the public policy of the State of California.
          (g) Nothing in this release of known or unknown claims shall be construed as prohibiting Lesser from making a future claim with the Equal Employment Opportunity Commission or any similar state agency including, but not limited to the California Department of Fair Employment and Housing provided, however, that should Lesser pursue such an administrative action against the Company, Lesser agrees and acknowledges that he will not seek, nor shall he be entitled to recover, any monetary damages from any such proceeding.

     9. Indemnification. Lesser expressly agrees to indemnify and hold the Company Releasees, and any of them, harmless from any claim, cause of action, complaint, demand, penalty, damage, attorney’s fees or other losses to which the Company Releasees, or any of them, are subject to liability, arising from, related to or any in way connected with any fraudulent, tortious and/or criminal conduct engaged in by Lesser at any time during his employment with the Company. As a partial remedy hereunder, in the event Lesser is found by any body having jurisdiction to have engaged in any fraudulent, tortious or criminal conduct at any time during his employment, the Consulting Period hereunder shall terminate with no further liability or obligations of the Company whatsoever, and Lesser shall thereupon forfeit the Option to the extent not vested.
     10. Assistance in Legal Actions. In the event the Company is or becomes involved in any legal action relating to events which occurred or alleged to have occurred while Lesser was rendering services to the Company or about which Lesser possesses any information, Lesser agrees to assist in the preparation, prosecution or defense of any case involving the Company, including, without limitation, executing truthful declarations or documents or providing information requested by the Company and attending and/or testifying truthfully at deposition(s) or at trial without the necessity of a subpoena. To the extent Lesser is requested to provide assistance in legal actions following the completion of the Consulting Period, he shall be entitled to receive reasonable compensation for his time spent and expenses incurred in providing such services, in each case as reasonably and mutually agreed upon by the parties.
     11. Standstill. Lesser agrees that, without the prior written consent of the Company, Lesser shall not, for a period of five (5) years from the date of this Agreement (the “Standstill Period”), directly or indirectly:
          (a) other than with respect to the Option Shares, acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of any of the assets or businesses of the Company or any securities of the Company (including, without limitation, any debt, equity or convertible securities) or any rights or options to acquire any such ownership from any Person;
          (b) make, or in any way participate in, any “solicitation” of “proxies,” as such terms are used in the proxy rules of the Securities and Exchange Commission (“the SEC”) to vote or consents, or seek to advise or influence in any manner whatsoever any Person with respect to the voting of any securities of the Company;
          (c) form, join, or in any way participate in a “group” (within the meaning of Section 13d(3) of the Exchange Act) with respect to any voting securities of the Company;
          (d) arrange, or in any way participate in, any financing for the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of the Company;
          (e) otherwise act, whether alone or in concert with others, to seek to propose to the Company, or any of its stockholders, any merger, business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise act, whether alone or in concert with others, to seek to control, change or influence the management, stockholders, Board of Directors, or policies of the Company, or nominate any Person as a director of the Company;
          (f) solicit, negotiate with, or provide any information to, any Person with respect to a merger, business combination, exchange offer or liquidation of the Company or any other acquisition of the Company, any acquisition of securities of or all or any portion of the assets of the Company or any other similar transaction;

          (g) make any proposal to be considered and/or voted upon at any meeting of the stockholders of the Company;
          (h) announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing matters;
          (i) disclose any intention, plan or arrangement inconsistent with any of the foregoing provisions; or
          (j) advise, assist, encourage or participate with any other Person in connection with action inconsistent with any of the foregoing provisions.
     For purposes of this Agreement, the term “Person” shall mean any natural person, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, government or any agency or political subdivision thereof, or any other legal entity or organization. This standstill provision shall not affect Lesser’s ability to purchase interests in mutual funds or other similar investment vehicles over which he has no ability to direct the investment or disposition of shares or other equity interests.
     12. Knowing and Voluntary. Each party represents and agrees that the party is entering into this Agreement knowingly and voluntarily. Each party affirms that no promise or inducement was made to cause the party to enter into this Agreement, other than what is promised to the party in this Agreement. Each party further confirms that the party has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for the party’s agreement.
     13. 21 Days to Execute The Agreement. Lesser expressly acknowledges that he has been provided twenty-one (21) days to consider this Agreement and that he was informed that he had the right to consult with counsel regarding this Agreement, and that he has had the opportunity to consult with counsel. To the extent that Lesser has taken fewer than twenty-one (21) days to consider this Agreement, Lesser acknowledges that he had sufficient time to consider the Agreement and to consult with counsel and that he does not desire additional time.
     14. 7 Days To Revoke The Agreement. This Agreement is revocable by Lesser for a period of seven calendar days following the execution of this Agreement. The revocation must be in writing, must specifically revoke this Agreement, and must be received by Michael Buckley via personal delivery by messenger at 2263 East Vernon Avenue, Vernon, CA 90058, prior to the eighth calendar day following the execution of this Agreement. This Agreement becomes effective, enforceable and irrevocable on the eighth calendar day following Lesser’s execution of this Agreement.
     15. Return of Property. Upon the conclusion of the Consulting Period, Lesser agrees to return to the Company all property of the Company which Lesser has in his custody or control such as office equipment, forms, manuals, documents of client files, computer disks, personnel files, or other confidential or proprietary materials of the Company. By signing this Agreement, Lesser hereby certifies that he will not retain possession of any of the Company’s property, including, but not limited to the original or a copy of the materials outlined in this Paragraph.
     16. No Admission of Liability. This Agreement does not constitute an admission of any kind by the Company or Lesser. The parties hereto desire to resolve any potential disputes in an amicable fashion and have entered into this Agreement with the desire to forever resolve between them those matters described in this Agreement.

     17. Attorneys’ Fees. The prevailing party in any proceeding brought to enforce the terms of this Agreement shall be entitled to recover from the other party all damages, costs and expenses, including with limitations, attorneys’ and arbitrator’s fees, incurred as a result of said action. Lesser shall be entitled to be reimbursed up to $5,000 for legal fees incurred by him in the preparation and negotiation of this Agreement, upon presentation by him to the Company of reasonably detailed legal bills.
     18. Modification. No amendments to this Agreement will be valid unless written and signed by Lesser and the Company’s President or the President’s designee.
     19. Noncompetition/Nonsolicitation/Noninterference.
          (a) Lesser agrees that during the Consulting Period, without the prior written consent of the Company, he shall not, directly or indirectly, through a corporation, partnership, limited liability company, consulting arrangement or any other form of business entity, in any capacity, including but not limited to as an employee, officer, director, shareholder, partner, member, owner or otherwise, in any state or territory of the United States, engage in the business of designing, manufacturing, marketing, selling, licensing apparel, accessories or apparel or accessory related products or services or engage in any of the other lines of business conducted directly or indirectly by the Company.
          (b) Lesser also agrees that during the Consulting Period and for one (1) year after the Consulting Period, Lesser (and any corporation or entity of which Lesser is a director, officer, employee or greater than 5% shareholder) shall not:
               (i) Directly or indirectly, engage, employ or solicit the employment of any person who is then or has been within twelve (12) months prior to the time of such action, an employee the Company or any of its affiliates or subsidiaries; or
               (ii) Make any public statement concerning the Company, any of its affiliates or subsidiaries, or concerning Lesser’s employment with or Lesser’s consulting arrangement with the Company, unless such public statement has been previously approved by the Company, except as may be required by law; or
               (iii) Induce, attempt to induce or knowingly encourage any Customer, supplier, distributor, vendor, contractor or agent of the Company or any of its affiliates or subsidiaries to divert any business or income from the Company or any of its affiliates or subsidiaries or to stop or alter the manner in which the Customer, supplier, distributor, vendor, contractor, or agent is or are then doing business with the Company or any of its affiliates or subsidiaries. The term “Customer” shall mean any individual or business that was or is a customer or client of, or one that was or is a party in a selling agreement with, or whose business was actively solicited by, the Company or any of its affiliates or subsidiaries at any time, regardless of whether such customer was generated, in whole or in part, by Lesser’s efforts.
          (c) Each party hereto acknowledges that the potential restrictions on Lesser’s future activities imposed by the covenants in Section 19 are reasonable in both duration and scope and in all other respects. In the event that the provisions of Section 19 should ever be deemed to exceed the duration or scope permitted by applicable law, then such provisions shall be reformed to the maximum time, scope or other limitation, as the case may be, permitted by applicable law, and each party agrees that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

          (d) Lesser understands and agrees that the consideration he is receiving in connection with this agreement is adequate consideration to support the covenants set forth in this Agreement. Lesser further understands and agrees that this Paragraph 19 is a material term of this Agreement.
     20. Specific Performance. Lesser acknowledges that in the event of breach or threatened breach by Lesser of the terms of Paragraphs 11 or 19 hereof, the Company could suffer significant and irreparable harm that could not be satisfactorily compensated in monetary terms, and that the remedies at law available to the Company may otherwise be inadequate and the Company shall be entitled, in addition to any other remedies to which it may be entitled to under law or in equity, to specific performance of this Agreement by Lesser including the immediate ex parte issuance, without bond, of a temporary restraining order enjoining Lesser from any such violation or threatened violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. Lesser hereby acknowledges and agrees that the Company shall not be required to post bond as a condition to obtaining or exercising any such remedies, and Lesser hereby waives any such requirement or condition. Lesser also specifically acknowledges that the issuance of a temporary restraining order may be requested by the Company through the dispute resolution procedure set forth in Paragraph 29, below.
     21. Entire Agreement/Integration. This Agreement, the Stock Issuance Agreement, the Proprietary Information and Inventions Agreement, and the Indemnification Agreement, constitute the entire agreement between Lesser and the Company concerning the terms of Lesser’s employment with and separation from the Company and the compensation related thereto, and this Agreement constitutes the entire agreement between Lesser and the Company concerning the terms and conditions of Lesser’s consulting arrangement with the Company. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement and those agreements referenced herein. The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement, the Option Agreement, as amended hereby, and the Proprietary Information and Inventions Agreement, and that they have not executed this Agreement in reliance on any such representation, inducement, promise, agreement or warranty.
     22. Non-Disparagement. Lesser agrees that he will not, either directly or indirectly, disparage or otherwise make negative remarks to any person or entity regarding (a) the Company, (b) the Company’s owners, agents, representatives, attorneys, accountants, employees, officers or directors, or (c) the Company’s current or potential products, services, plans, strategies, operations, business or financial condition. Lesser understands and agrees that this Paragraph is a material term of this Agreement.
     23. [Intentionally omitted].
     24. No Assignment. Lesser represents and warrants that he has made no assignment, and will make no assignment, of any claim, right of action or any right of any kind whatsoever, embodied in any of the claims released herein, and that no other person or entity of any kind had or has any interest in any of the claims, demands, obligations, actions, causes of action, debts, liabilities, rights, contracts, damages, attorneys’ fees, costs, expenses or losses released herein.
     25. No Waiver. Failure to insist on compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right at any other time or times.

     26. Successors and Assigns. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit of and be binding upon any such successor.
     27. Severability. Should any portion, word, clause, phrase, sentence or paragraph of this Agreement be declared void of unenforceable, such portion may be considered and independent and severable from the remainder, the validity of which shall remain unaffected.
     28. Representations and Warranties. Both parties to this Agreement represent and warrant that this Agreement in all respects has been voluntarily and knowingly executed by them after having received independent legal advice, if they desired, from attorneys of their choice. Both parties also represent and warrant that they have carefully read this Agreement and the contents hereof are known and understood by them.
     29. Choice of Law. This Agreement has been negotiated and executed in the State of California and shall in all respects be interpreted, enforced and governed in accordance with the laws of California. After execution of this Agreement, any dispute regarding enforcement or breach of this Agreement, or any aspect of Lesser’s employment with the Company or the cessation of such employment, or the consulting arrangement set forth herein, will be submitted to final and binding arbitration pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) in Los Angeles County, California, as the exclusive remedy for such claim or dispute. In any such arbitration, discovery may be conducted pursuant to applicable California law. The arbitrator shall issue a written opinion and shall have full authority to award all remedies which would be available in court. Judgment upon the award rendered by the AAA arbitrator may be entered in any court having jurisdiction thereof.
     30. Publicity. To the extent the Company issues a press release regarding the termination of Lesser’s employment, it shall provide a copy of such press release to Lesser prior to its release.
     31. Joint Preparation. The parties acknowledge that this Agreement was jointly prepared by them, by and through their respective legal counsel, and any uncertainty or ambiguity existing herein shall not be interpreted against any of the parties, but otherwise according to the application of the rules on interpretation of contracts.
* * *

     PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTER INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Date: March 7, 2007	/s/ Charles Lesser
Charles Lesser

Date: March 7, 2007	TRUE RELIGION APPAREL, INC.
	By:	/s/ Michael Buckley
Michael Buckley, President

Date: March 7, 2007	GURU DENIM, INC.
	By:	/s/ Jeff Lubell
Jeff Lubell, CEO